Exhibit 1.1

Era Group Inc.

[                ] Shares of Class A Common Stock

Form of Underwriting Agreement

            , 2012

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC

Deutsche Bank Securities Inc.

    As representatives of the several Underwriters

        named in Schedule I hereto,

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

Ladies and Gentlemen:

Era Group Inc., a Delaware corporation (the “Company”) and a wholly owned subsidiary of SEACOR Holdings Inc., a Delaware corporation (“SEACOR”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [                ] shares (the “Firm Shares”) and, at the election of the Underwriters, up to [                ] additional shares (the “Optional Shares”) of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”). The Shares of Class A Common Stock and the shares of Class B common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter collectively referred to as the “Common Stock.”

[—] (“[—]”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, the “Participants”), as set forth in the Prospectus (defined below) under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by [—] and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares.”

Any Directed Shares not confirmed orally or in writing for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. (A) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-175942), as amended (the “Initial Registration Statement”), in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, has been declared effective by the Commission in such form; a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), will be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(c) Pricing Prospectus. For the purposes of this Agreement, the “Applicable Time” is [    :    ] [a.m./p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(d) Registration Statement and the Prospectus. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(e) Financial Statements. The financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information required to be stated therein.

(f) No Material Adverse Change. (i) None of the Company, any of its subsidiaries listed in Schedule III of this Agreement (each, a “Subsidiary”), Dart Holding Company Ltd or Dart Helicopter Services LLC (collectively, the “Dart Joint Venture”) nor, to the Company’s knowledge, any of its other joint ventures listed in Schedule IV of this Agreement (collectively with the Dart Joint Venture, each, a “Joint Venture”), has sustained since the date of the latest audited financial statements included in the

Registration Statement, the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus; (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change in or affecting the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus; and (iii) except as disclosed in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(g) Organization and Good Standing. The Company has been duly incorporated and validly exists as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”); each Subsidiary and, to the Company’s knowledge, each Joint Venture of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, limited liability company or foreign business entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be (if the concept of good standing is recognized in such Subsidiary’s jurisdiction of incorporation or organization), with power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; and each Subsidiary has been duly qualified as a foreign corporation (or other entity) for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (if the concept of good standing is recognized in such other jurisdiction), except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(h) Ownership of the Subsidiaries. At each Time of Delivery, the Company will own, directly or indirectly, 100% of the equity interests in each of the Subsidiaries. At each Time of Delivery, such equity interests will have been duly authorized and validly issued in accordance with the organizational documents of each Subsidiary and, other than any general partner interests in any of the Subsidiaries, will be fully paid (to the extent required under those documents) and non-assessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and (ii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s statutory rules). The Company will own, directly or indirectly, such equity interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) except for (i) Liens in respect of the new revolving credit facility described in the Pricing Prospectus and the Prospectus, (ii) restrictions on the transfer or use of the equity interests of any Subsidiary under any partnership, joint venture or lease agreements to which the Company or a Subsidiary is a party, or (iii) as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

(i) Ownership of the Joint Ventures. At each Time of Delivery, the Company will own, directly or indirectly, the equity interests in each of the Joint Ventures in the respective percentages as set forth on Schedule IV. At each Time of Delivery, such equity interests will have been duly authorized and validly issued in accordance with the organizational documents of each Joint Venture and will be fully paid (to the extent required under those documents) and non-assessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and (ii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s statutory rules). The Company will own, directly or indirectly, such equity interests free and clear of all Liens except for (i) Liens in respect of the new revolving credit facility described in the Pricing Prospectus and the Prospectus, (ii) restrictions on the transfer or use of the equity interests of any Joint Venture under any partnership, joint venture or lease agreements to which any Joint Venture is a party, or (iii) as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus.

(j) No Other Subsidiaries or Joint Ventures. Other than the capital stock, limited partner interests, general partner interests, limited liability company interests, unlimited liability company interests described in Sections 1(h) and 1(i) above and intercompany indebtedness, none of the Company or the Subsidiaries own or, at each Time of Delivery, will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(k) Enforceability of Corporate Agreements and Operative Agreements. At or before the First Time of Delivery, (i) the Company will have entered into a transition services agreement (the “Transition Services Agreement”) and a tax services agreement (the “Tax Services Agreement” and, together with the Transition Services Agreement, the

“Corporate Agreements”) with SEACOR and each of the Corporate Agreements, when entered into by the Company and SEACOR, will be duly authorized, executed and delivered by the Company and SEACOR and will be valid and legally binding agreements enforceable against the Company and SEACOR in accordance with its terms and (ii) the limited liability company agreements, joint venture agreements and other constituent documents of each Subsidiary and each Joint Venture are duly authorized, executed and delivered by the Company and are valid and legally binding agreements of the applicable Subsidiary or Joint Venture party thereto and are enforceable against such Subsidiary or Joint Venture in accordance with its respective terms, except, in each case, as such enforceability may by limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and any implied covenant of good faith and fair dealing.

(l) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, except as otherwise described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(m) The Shares. The Shares have been duly and validly authorized and, when issued and delivered against payment therefor (in the case of the Shares, as provided herein), will be duly and validly issued and fully paid and non assessable and will conform to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o) Descriptions of the Corporate Agreements. Each Corporate Agreement conforms in all material respects to the description thereof in the Registration Statement, the Pricing Prospectus and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its Subsidiaries or, to the Company’s knowledge, its Joint Ventures is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of this Agreement and each of the Corporate Agreements, the issuance and sale of the Shares and the issuance of the shares of Class B Common Stock and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement and the Corporate Agreements will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries or, to the Company’s knowledge, its Joint Ventures pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or Joint Ventures is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries or Joint Ventures is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Subsidiaries or, to the Company’s knowledge, its Joint Ventures or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or Joint Ventures, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated hereby and thereby.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and each of the Corporate Agreements, the issuance and sale of the Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement and the Corporate Agreements, except for (i) the registration of the Shares under the Act and the Exchange Act and (ii) such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be required by the New York Stock Exchange (“NYSE”) and the Financial Industry Regulatory Authority (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (B) as may be required under securities or blue sky laws of various jurisdictions in which shares are being offered by Underwriters, (C) as have been obtained prior to the date hereof, or (D) where the failure to obtain or make any such approval, authorization, consent order or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated hereby and thereby.

(s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries or, to the Company’s knowledge, its Joint Ventures is a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries or Joint Ventures, would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no such investigations, actions, suits or proceedings are threatened or, to the Company’s knowledge, are contemplated by any governmental or regulatory authority or threatened by others, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(t) Title to Real and Personal Property. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries and, to the Company’s knowledge, its Joint Ventures have good title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries and, to the Company’s knowledge, its Joint Ventures hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(u) Title to Intellectual Property. The Company and its Subsidiaries and, to the Company’s knowledge, its Joint Ventures own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Independent Accountants. Ernst & Young LLP who have certified certain financial statements of the Company and its Subsidiaries is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(w) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be an

“investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(x) Compliance with Environmental Laws. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, none of the Company, any of its Subsidiaries or, to the Company’s knowledge, its Joint Ventures is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

(y) Disclosure Controls. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that are designed to ensure that material information related to the Company be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z) Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”), including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(aa) No Unlawful Payments. None of the Company nor any of its Subsidiaries nor, to the Company’s knowledge, its Joint Ventures nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries or Joint Ventures has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(bb) Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries and, to the Company’s knowledge, its Joint Ventures are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or, to the Company’s knowledge, its Joint Ventures with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(cc) Compliance with OFAC. None of the Company nor any of its Subsidiaries nor, to the Company’s knowledge, its Joint Ventures nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries or Joint Ventures is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd) United States Citizenship. The Company is a citizen of the United States within the meaning of 49 U.S.C. 40102(a) (formerly Section 101 of the Federal Aviation Act of 1958, as amended), holds a Federal Aviation Regulations Part 135 Air Taxi certificate issued by the Federal Aviation Authority and is qualified to engage in air taxi operations in the United States; the issuance and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and thereby will not cause the

Company to cease to be a citizen of the United States within the meaning of 49 U.S.C. 40102(a), or cause the Company to cease to hold a Federal Aviation Regulations Part 135 Air Taxi Certificate or cease to be qualified to engage in air taxi operations in the United States.

(ee) Licenses and Permits. The Company and its Subsidiaries and, to the Company’s knowledge, its Joint Ventures hold all licenses, consents, approvals, authorizations, certificates and permits (collectively, “Governmental Licenses”) required by, and are in compliance with, all regulations of state, federal and foreign governmental authorities that regulate the conduct of the business of the Company, its Subsidiaries and the Joint Ventures, except where the failure to hold any such Governmental License, or to be in compliance with any such regulation would not reasonably be expected to have a Material Adverse Effect, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries or Joint Ventures has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(ff) Tax Returns. Each of the Company and its Subsidiaries has filed (or has obtained extensions with respect to) all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects (except those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP and except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect), and has timely paid all taxes shown to be due pursuant to such returns. No tax deficiency is pending against any of the Company or its Subsidiaries, and to the Company’s knowledge, there is no tax deficiency or related assessment, fine or penalty against any of the Company or its Subsidiaries that has not been paid, settled or withdrawn, except in each case in which the failure to so pay, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and except those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(gg) Insurance. The Company and each of the Subsidiaries and, to the Company’s knowledge, its Joint Ventures maintain insurance covering their properties, assets, operations, personnel and businesses, including property damage, business interruption, hull and liability, liability and war risk and general workers’ compensation, and such insurance is of such type and in such amounts as the Company believes is in accordance with customary industry practice to reasonably protect the Company and the Subsidiaries and their businesses as a whole. None of the Company or any of the Subsidiaries has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company or the Subsidiaries, as the case may be.

(hh) No Broker’s Fees. There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii) Sarbanes-Oxley Act. At each Time of Delivery, the Company or any of the Company’s directors or officers, in their capacities as such, will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated in connection therewith (the “Sarbanes-Oxley Act”), subject to exceptions and phase-in periods permitted thereby.

(jj) Directed Share Program. (i) The Registration Statement, the Prospectus, the Pricing Prospectus and any Preliminary Prospectus comply, and any amendments or supplements thereto, if applicable, as of the date of such amendment or supplement will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Pricing Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program; (ii) no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except (x) such as have been obtained and made or (y) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares; and (iii) the Company has not offered, or caused [—] to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

(B) SEACOR represents and warrants to, and agrees with, each of the Underwriters that:

(a) Representations and Warranties of the Company. The representations and warranties of the Company contained in Section 1(A) of this Agreement are true and correct in all respects;

(b) Registration Statement. The Initial Registration Statement in respect of the Shares has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, has been declared effective by the Commission in such form; a Rule 462(b) Registration Statement, if any, will be filed pursuant to Rule 462(b) under the Act, which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(c) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(d) Pricing Prospectus. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(e) Registration Statement and the Prospectus. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(f) Organization and Good Standing. SEACOR has been duly incorporated and validly exists as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business and to perform its obligations under this Agreement;

(g) No Conflicts. The execution, delivery and performance by SEACOR of this Agreement and each of the Corporate Agreements and the consummation of the transactions contemplated by this Agreement and the Corporate Agreements will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which SEACOR or any of its subsidiaries, other than the Company and its Subsidiaries (collectively, the “SEACOR Subsidiaries”), is a party or by which SEACOR or any of the SEACOR Subsidiaries is bound or to which any of the property or assets of SEACOR or any of the SEACOR Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by laws or similar organizational documents of SEACOR or the SEACOR Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over SEACOR or the SEACOR Subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect the ability of SEACOR to consummate the transactions contemplated hereby and thereby;

(h) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by SEACOR of this Agreement and each of the Corporate Agreements and the consummation of the transactions contemplated by this Agreement and each of the Corporate Agreements, except for (i) the registration of the Shares under the Act and the Exchange Act and (ii) such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be required by the NYSE and the FINRA and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (B) as may be required under securities or blue sky laws of various jurisdictions in which shares are being offered by Underwriters, (C) as have been obtained prior to the date hereof or (D) where the failure to obtain or make any such approval, authorization, consent order or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or adversely affect the ability of SEACOR to consummate the transactions contemplated hereby and thereby;

(i) No Broker’s Fees. There are no contracts, agreements or understandings between SEACOR and any person (other than this Agreement) that would give rise to a valid claim against SEACOR or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares; and

(j) Enforceability of Corporate Agreements. At or before the First Time of Delivery, SEACOR will have entered into the Corporate Agreements with the Company. The Corporate Agreements, when entered into by the Company and SEACOR, will be duly authorized, executed and delivered by SEACOR and will be valid and legally binding agreements enforceable against SEACOR in accordance with its terms, except as such enforceability may by limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and any implied covenant of good faith and fair dealing.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[        ] per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [                ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, [9:30] a.m., New York City time, on [            ], 2012 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, [9:30] a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [5:00] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) Preparation of Prospectus and Registration Statement. The Company will: (i) prepare the Prospectus in a form approved by you and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; (ii) make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery to which you shall reasonably object after reasonable notice thereof; (iii) advise you, as promptly as reasonably practicable after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; (iv) file as promptly as reasonably practicable all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; (v) advise you, as promptly as reasonably practicable after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order;

(b) Blue Sky Compliance. Promptly from time to time, the Company will take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prospectus Delivery. Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, the Company will furnish to the Underwriters written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of delivery of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance. In the event that any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request and at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) Earnings Statement. The Company will make generally available to its stockholders and the Representatives as soon as reasonably practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) Lock-Up. (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock Up Period”), the Company will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any shares of Common Stock or any securities of the Company that are substantially similar to the Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, Common Stock (including, without limitation, the Series A Preferred Stock) or any such substantially similar securities (other than (A) pursuant to this Agreement, (B) pursuant to employee stock option or equity incentive plans existing on the date of this Agreement or as described in the Prospectus, (C) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (D) the filing of a Registration Statement on Form S-8 with respect to the Company’s stock option or equity incentive plans existing on the date of this Agreement or as described in the Prospectus, or (E) the issuance of Common Stock or other equity securities or securities that are convertible into or exercisable or exchangeable for, or represent the right to receive Common Stock or other equity securities, in an amount not to exceed five percent of the total outstanding shares of Common Stock, in connection with the acquisition of assets or equity of, or a joint venture with, another entity by the Company or any of its Subsidiaries, provided that such other entity agree to be bound by the terms of this Section 5(e)), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; the Company will provide Goldman, Sachs & Co. and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(k) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(ii) If Goldman, Sachs & Co., in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 8(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver.

(f) Copies of Public Documents. The Company will promptly file all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act;

(g) Copies of Reports. During a period of one year from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that the Company will be deemed to have furnished such reports, communications and financial statements to you to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System;

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NYSE;

(j) Rule 463. The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

(k) Rule 462(b). If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(l) Directed Share Program. The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Use of Free Writing Prospectus.

(a) Free Writing Prospectus. Each of the Company and SEACOR represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior written consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company, SEACOR and/or the Underwriters is listed on Schedule II hereto;

(b) Use of Issuer Free Writing Prospectus. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) Information in Issuer Free Writing Prospectus. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if reasonably requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

7. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey up to an aggregate of $5,000; (d) all fees and expenses in connection with listing the Shares on the NYSE; (e) all filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters (up to a maximum amount, when taken together with the fees and disbursements of counsel for the Underwriters incurred in connection with clause (c) of this Section 7, of $30,000) incurred in connection with the review and qualification of the offering of the Shares by the FINRA; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent or registrar; (h) the costs and expenses incurred by the Company in connection with any “road show” presentation to potential investors, including without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, provided that it is expressly agreed that the Company and the Underwriters will each pay 50% of the costs of any chartered aircraft used by the Underwriters and the Company in connection with any such presentation to potential investors; (i) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (j) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Registration Compliance; No Stop Order. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Opinions and Negative Assurance Letter of Outside Counsel for the Company. Weil, Gotshal & Manges LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, substantially to the effect set forth in Annex A-1 and Annex A-2.

(c) Opinions of General Counsel for the Company. Paul L. Robinson, Senior Vice President, General Counsel and Corporate Secretary for SEACOR and the Company, shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex B.

(d) Opinions of Aviation Counsel for the Company. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, aviation counsel for the Company, shall have furnished to you a written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Annex C.

(e) Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Representatives shall have received on and as of each Time of Delivery an opinion and negative assurance letter of Vinson & Elkins L.L.P., counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(f) Comfort Letters. On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and (ii) KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Dart Joint Venture contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus;

(g) No Material Adverse Change. (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus any material loss or interference with the business of the Company and its Subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there shall not have been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change in or affecting the general affairs, prospects, management, financial position, stockholder’s equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in or contemplated by the Registration Statement, the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceeds with the public offering or the delivering of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) No Downgrading. On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) Subsequent Events. On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) Exchange Listing. The Shares to be sold at such Time of Delivery shall have been approved for listing, subject to notice of issuance, on the NYSE;

(k) Lock-Up Agreements. The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from SEACOR and each of the executive officers and directors of the Company and SEACOR, substantially in the form set forth in Annex D hereto;

(l) Prospectus Delivery. The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m) Officers’ Certificate. The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of the chief executive officer and chief financial officer of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

9. Indemnification. (a) Each of the Company and SEACOR agrees, jointly and severally, to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor SEACOR shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company and SEACOR against any losses, claims, damages or liabilities to which the Company or SEACOR may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) The Company agrees to indemnify and hold harmless [—], each person, if any, who controls [—] within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of [—] within the meaning of Rule 405 of the Securities Act (“[—] Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; (iii) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where the Directed Share Program has been offered or (iv) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct, bad faith or gross negligence of the [—] Entities.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and SEACOR on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and SEACOR on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and SEACOR on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and SEACOR on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, SEACOR and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and SEACOR under this Section 9 shall be in addition to any liability which the Company or SEACOR may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and SEACOR (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. Defaulting Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, and the amount of Shares not purchased does not exceed ten percent of the aggregate number of Shares to be purchased at such Time of Delivery, then each non defaulting Underwriter (including the Underwriters, if any, substituted in the manner set forth in subsection (b)) shall purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(b) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, and the amount of Shares not purchased exceeds ten percent of the aggregate number of Shares to be purchased at such Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(c) If the aggregate number of Shares which remains unpurchased exceeds ten percent of the aggregate number of all the Shares that the defaulting Underwriter or Underwriters agreed to purchase at such Time of Delivery, and if neither the non-defaulting Underwriters nor the Company shall make arrangements for the purchase of such Shares of a defaulting Underwriter or Underwriters pursuant to the provisions described in subsection (b) above, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Survival. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, SEACOR and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable, documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. Authority of the Representatives. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or electronic transmission to (i) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, (866) 471-2526, Attention: Registration Department, (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10069, Fax: (212) 622-8358, Attention: Equity Syndicate Desk, and (iii) Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Fax: (212) 797-9344, Attention: Equity Capital Markets – Syndicate Desk; and if to the Company shall be delivered or sent by mail, telex or electronic transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e)

shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or electronic transmission to the Underwriters at the addresses set forth above. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

16. Persons Entitled to Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time is of the Essence; Certain Defined Terms. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. Governing Law. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

21. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24. Permitted Tax Disclosure. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Page Follows]

Very truly yours,

ERA GROUP INC.

By:
Name:
Title:

SEACOR HOLDINGS INC.

By:
Name:
Title:

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

For themselves and the other several Underwriters name in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC
SunTrust Robinson Humphrey, Inc.
Morgan Keegan & Company, Inc.
Comerica Securities, Inc.
The Williams Capital Group, L.P.
DNB Markets, Inc.
Nordea Bank Norge ASA
Commerz Markets LLC
UniCredit Capital Markets LLC

Total

Schedule I-1

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

Schedule II-1

SCHEDULE III

SUBSIDIARIES

Era Aeróleo LLC

Aeróleo Internacional, LLC

Era Australia LLC

Era Canada LLC

Era DHS LLC

Era FBO LLC

Era Flightseeing LLC

Era Helicopters LLC

Era Helicopters (Mexico) LLC

Era Helicopteros de Mexico S. de R.L. de C.V. (Mexico)

Era Helicopter Services LLC

Era Leasing LLC

Era Med LLC

Star Aviation Crewing Ltd.

Schedule III-1

SCHEDULE IV

JOINT VENTURES

Entity	Ownership Percentage
Aeróleo Táxi Aéro S/A	50%
Era Do Brazil LLC	50%
7506406 Canada Inc.	25%
Dart Holding Company Ltd.	50%
Dart Aerospace Ltd.	100	%(a)
Dart Helicopter Services, Inc.	100	%(a)
593448 B.C. Ltd.	100	%(b)
Canam Aerospace, Inc.	100	%(c)
Apical Industries, Inc.	100	%(b)
Dart Helicopter Services Canada Inc.	100	%(b)
Geneva Aviation Incorporated	100	%(b)
Offshore Helicopter Support Services, Inc.	100	%(b)
Dart Sales Inc.	100	%(a)
Era Training Center LLC	50%
Lake Palma, S.L.	51%

(a)	The ownership percentage reflects the direct ownership held by Dart Holding Company Ltd.

(b)	he ownership percentage reflects the direct ownership held by Dart Helicopter Services Inc.

(c)	The ownership percentage reflects the direct ownership held by 593448 B.C. Ltd.

Schedule IV-1

Annex A-1

Form of Weil, Gotshal & Manges LLP Opinion

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. SEACOR is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3. Each subsidiary of the Company listed on Schedule A hereto and each joint venture listed on Schedule B hereto is a limited liability company validly existing and in good standing under the laws of the state of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as described in the Pricing Disclosure Package and the Prospectus.

4. The authorized capital stock of the Company consists of 60,000,000 shares of Class A common stock, 60,000,000 shares of Class B common stock and 10,000,000 shares of preferred stock, in each case par value $0.01 per share. All of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive rights pursuant to law or in the Company’s Certificate of Incorporation.

5. All of the outstanding membership interests of each Subsidiary are owned of record by the Company or a Subsidiary. To our knowledge, such membership interests are also owned beneficially by the Company or a Subsidiary and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances except for the Security Agreement, dated December 22, 2011, by and among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as grantee, and the Pledge Agreement, dated December 22, 2011, by and among the Company, the pledgors named therein and Wells Fargo Bank, National Association, as pledgee, and are duly authorized, validly issued, fully paid and nonassessable.

6. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company.

7. SEACOR has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Agreement by SEACOR have been duly authorized by all necessary corporate action on the part of SEACOR. The Agreement has been duly and validly executed and delivered by SEACOR.

Annex A-1-1

8. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or bylaws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument of the Company listed on Schedule C hereto, (iii) the laws of the State of New York, the corporate laws of the State of Delaware or federal law or regulation (other than federal and state securities or blue sky laws, aviation and related laws, rules and regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company of which such counsel is aware.

9. The execution and delivery by SEACOR of the Agreement and the performance by SEACOR of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Restated Certificate of Incorporation, as amended, or Fourth Amended and Restated Bylaws of SEACOR, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument of SEACOR listed on Schedule C hereto, (iii) the laws of the State of New York, the corporate laws of the State of Delaware or federal law or regulation (other than federal and state securities or blue sky laws, aviation and related laws, rules and regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on SEACOR of which such counsel is aware.

10. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Agreement, the consummation by the Company of the transactions contemplated thereby or the performance by the Company of its obligations thereunder, except for (a) filings and other actions required pursuant to the Securities Act of 1933 and/or the Securities Exchange Act of 1934 and the rules and regulations thereunder and federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, and (b) pursuant to any aviation and related laws, rules and regulations, as to which such counsel need express no opinion in this paragraph.

11. No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by SEACOR of the Agreement, the consummation by SEACOR of the transactions contemplated thereby or the performance by SEACOR of its obligations thereunder, except for (a) filings and other actions required pursuant to the Securities Act of 1933 and/or the Securities Exchange Act of 1934 and the rules and regulations thereunder and federal and state securities or blue sky laws, as to which we express no opinion in this paragraph, and (b) pursuant to any aviation and related laws, rules and regulations, as to which such counsel need express no opinion in this paragraph.

12. The Registration Statement has become effective under the Securities Act, and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement. To such counsel’s knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

Annex A-1-2

13. The statements in the Pricing Disclosure Package and Prospectus under the captions “Description of Capital Stock,” in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

14. The statements in the Pricing Disclosure Package and Prospectus under the caption “Material U.S. Federal Tax Considerations to Non-U.S. Holders,” insofar as such statements constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, and subject to the limitations set forth therein, fairly summarize the matters referred to therein in all material respects.

15. The Company is not currently, and after giving effect to the offering and sale of the Securities and application of the proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Annex A-1-3

Annex A-2

Form of Weil, Gotshal & Manges LLP Negative Assurance Letter

Such counsel shall state that they reviewed the Offering Documents and they have participated in conferences with representatives of the Company, its independent public accountants, you and your counsel, at which conferences the contents of the Offering Documents and related matters were discussed and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness of fairness of the statements contained in the Offering Documents, based on the foregoing, no facts have come to their attention which cause such counsel to believe that, (a) the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (b) no facts have come to our attention which cause us to believe that (i) the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. It is understood that such counsel expresses no statement with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial or accounting data contained in the Offering Documents.

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Annex B

Form of General Counsel to the Company Opinion

1. To such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and are not so described. To such counsel’s knowledge, there are no contracts or other documents that are required to be filed as exhibits to the Registration Statement that are not so filed.

2. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, as amended, or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

Annex B-1

Annex C

Form of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC Opinion

1. The issue and sale of the Shares being delivered by the Company and the performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with, or violate or constitute a default under, (a) any Federal Aviation Law (as defined in counsel’s opinion), or (b) any judgment, writ, injunction, decree or order binding on the Company or any of its subsidiaries or any of their properties of which such counsel is aware of any U.S. Federal court, U.S. Federal Aviation Administration or the U.S. Department of Transportation.

2. No consent, approval, waiver, license or other authorization by or filing with the U.S. Federal Aviation Administration or the U.S. Department of Transportation is required for the issue and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated herein.

3. To such counsel’s knowledge, all of the outstanding shares of capital stock or limited liability company interests, as the case may be, of each of the Joint Ventures (as defined in such counsel’s opinion) are owned of record by the Company or a subsidiary of the Company, and to such counsel’s knowledge, such shares of capital stock are duly authorized, validly issued, fully paid and non assessable. To such counsel’s knowledge, such shares of capital stock and limited liability company interests are owned beneficially by the Company, free and clear of all adverse claims, limitations on voting rights, options and other encumbrances, except for any of such as created under that certain Security Agreement, dated December 22, 2011, by and among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as grantee, the Pledge Agreement, dated December 22, 2011, by and among the Company, the pledgors named therein and Wells Fargo Bank, National Association, as pledgee, and all other agreements and documents executed and delivered in connection therewith.

4. The statements in the Pricing Prospectus and the Prospectus, under the caption “Business - Regulation”, insofar as such statements constitute summaries of matters of Federal Aviation Law or legal conclusions with respect thereto, and subject to the limitations set forth therein, fairly summarize the matters referred to therein in all material respects.

Annex C-1

Annex D

Era Group Inc.

Form of

Lock-Up Agreement

            , 2012

Goldman, Sachs & Co.,

J.P. Morgan Securities LLC

Deutsche Bank Securities Inc.

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement,

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282

Re: Era Group Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Era Group Inc., a Delaware corporation (the “Company”) and wholly owned subsidiary of SEACOR Holdings Inc., a Delaware corporation (“SEACOR”), providing for a public offering of the shares (the “Shares”) of Class A common stock of the Company, par value $0.01 (the “Class A Common Stock”), pursuant to a Registration Statement on Form S-1 (File No. 333-175942)(as amended, from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”). The Shares of Class A Common Stock and the shares of Class B common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter collectively referred to as the “Common Stock.”

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Goldman, Sachs & Co., offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and

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Exchange Commission (collectively the “Undersigned’s shares of Common Stock”) other than as set forth in the Registration Statement. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s shares of Common Stock even if such shares of Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Common Stock. If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension.

If the undersigned is an officer or director of the Company, (i) Goldman, Sachs & Co. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman, Sachs & Co. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman, Sachs & Co. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and

Annex D-2

will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may (i) transfer the Undersigned’s shares of Common Stock, without the prior written consent of Goldman, Sachs & Co., (a) as a bona fide gift or gifts, (b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a corporation, to any of its direct or indirect wholly owned subsidiaries, as the case may be, (c) in connection with the redemption by the Company of the undersigned’s shares of the Company’s preferred stock, (d) through a “net” or “cashless” exercise of stock option, granted pursuant to any of the Company’s stock option or equity incentive plans in effect at the time of the Public Offering, provided that this clause (d) shall apply to any of the undersigned’s Securities issued upon such exercise, and provided further that such exercise only involve a transfer of securities back to the Company, and (e) through transfers by will or intestacy, provided that in the case of (a), the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, provided that, in the case of (b) and (e), the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value and provided that, in the case of (a) and (b) that no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) shall be required or shall be made voluntarily in connection with such transfer and (ii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 180-day period referred to above and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, any Shares acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement, provided, however, that sales of such acquired Shares shall not be permitted if a filing under the Exchange Act would be required or voluntarily made.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with public offering of Shares, (ii) the Underwriting Agreement does not become effective, or if the

Annex D-3

Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) if the public offering of Shares is not completed by             , 2012.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Annex D-4